UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2018

Kala Pharmaceuticals, Inc.

(Exact Name of Company as Specified in Charter)

Delaware	001-38150	27-0604595
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Beaver Street, Suite 201
Waltham, MA 02453

(Address of Principal Executive Offices) (Zip Code)

Company’s telephone number, including area code: (781) 996-5252

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

On March 8, 2018, Kala Pharmaceuticals, Inc. (the “Company”) entered into a lease (the “Lease”) with 480 Arsenal Group LLC (the “Landlord”), effective as of February 28, 2018, pursuant to which the Company will lease approximately 66,000 square feet of office and laboratory space located at 490 Arsenal Way in Watertown, Massachusetts (the “New Premises”). The date on which the Company will become responsible for paying rent under the Lease (the “Rent Commencement Date”) will be the first to occur of (i) the Company’s occupation of any portion of the New Premises, (ii) substantial completion of the Company’s work on the premises and receipt of a certificate of occupancy or (iii) November 1, 2018. The initial term of the Lease will be for an eight-year period commencing on the Rent Commencement Date, unless sooner terminated. The Lease also provides the Company with an option to extend the Lease for an additional five-year term.  The Company’s monthly base rent for the New Premises will start at approximately $248,000 commencing on the Rent Commencement Date and will increase to approximately $292,000 after six months, and will increase on each anniversary of the Rent Commencement Date by approximately 3.0% per annum, up to a maximum monthly base rent of approximately $359,000.  The Lease allows for a construction allowance not to exceed approximately $8.3 million to be applied to the total construction costs of the leased premises.

The Company will post a customary letter of credit in the amount of approximately $2.0 million as a security deposit pursuant to the Lease. The Company intends to relocate its corporate headquarters to the New Premises in 2018.

The foregoing description is a summary of certain terms of the Lease and, by its nature, is incomplete. It is qualified in its entirety by the text of the Lease, a copy of which is filed as exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K regarding the Lease is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Lease, dated as of February 28, 2018, by and between the Registrant and 480 Arsenal Group LLC

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KALA PHARMACEUTICALS, INC.

Date: March 12, 2018	By:	/s/ Mary Reumuth

Name: Mary Reumuth
Title: Chief Financial Officer

3